Exhibit 10.1
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
FIRST AMENDMENT (this “Amendment”), dated as of July 30, 2019, to the Note Purchase Agreement dated as of April 1, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time, including by this Amendment, the “Note Purchase Agreement”), among Lincoln Electric Holdings, Inc., an Ohio corporation (the “Company”), The Lincoln Electric Company, an Ohio corporation (“Lincoln”), Lincoln Electric International Holding Company, a Delaware corporation (“International”), J.W. Harris Co., Inc., an Ohio corporation (“Harris”), Lincoln Global, Inc., a Delaware corporation (“Global”), Techalloy, Inc., a Delaware corporation (“Techalloy”), and Wayne Trail Technologies, Inc., an Ohio corporation (“Wayne” and with the Company, Lincoln, International, Harris, Global and Techalloy, each an “Obligor” and, collectively, the “Obligors”), and the Purchasers party hereto.
W I T N E S S E T H :
WHEREAS, the parties hereto are parties to the Note Purchase Agreement; and
WHEREAS, the Obligors and the Purchasers (constituting the Required Holders) wish to amend the Note Purchase Agreement as described herein.
NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, which include all Obligors as of the date hereof, agree as follows:
SECTION 1.DEFINITIONS. Unless otherwise defined herein, capitalized terms which are defined in the Note Purchase Agreement are used herein as therein defined.

SECTION 2.AMENDMENTS.

(a)Section 10.8 of the Note Purchase Agreement is hereby amended and restated as follows:

“Section 10.8.    Total Leverage Ratio
(a)    The Company shall not permit the Total Leverage Ratio as of the end of any fiscal quarter to be greater than 3.50 to 1.00; provided that, upon notice by the Company to the holders of Notes, as of the last day of each of the four consecutive fiscal quarters immediately following a Qualified Acquisition, such ratio may be greater than 3.50 to 1.00, but in no event greater than 4.00 to 1.00, but only so long as (i) the Total Leverage Ratio for the two full consecutive fiscal quarters immediately prior to such Qualified Acquisition was not greater than 3.50 to 1.00 and (ii) the Company pays the additional interest provided for in clause (b) of this Section 10.8.
(b)    If the Total Leverage Ratio at any time exceeds 3.50 to 1.00, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the interest rate payable on the Notes shall be increased by 0.75% (the “Incremental Interest”). Such Incremental Interest shall begin to accrue on the first day of the fiscal quarter following the fiscal quarter in respect of which such Officer’s Certificate was delivered, and shall continue to accrue until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered, the Total Leverage Ratio is not more than 3.50 to 1.00. In the event such Officer’s Certificate is delivered, the Incremental Interest shall cease to accrue on the last day of the fiscal quarter in respect of which such Officer’s Certificate is delivered.”
(b)    Schedule A to the Note Purchase Agreement is hereby amended by inserting the following definition of “Qualified Acquisition” in the appropriate alphabetical order:

““Qualified Acquisition” means any acquisition of either or both the capital stock or assets of any Person or Persons (or any portion thereof), or the last to occur of a series of such acquisitions consummated within a period of six consecutive months, if the aggregate amount of Indebtedness incurred by one or more of the Company and its Subsidiaries to finance the purchase price of, or assumed by one or more of them in connection with the acquisition of, such stock and property is at least $100,000,000.”
SECTION 3.CONDITIONS PRECEDENT. This Amendment shall become effective as of the date of the satisfaction or waiver of each of the conditions precedent set forth in this Section 3.

(a)Execution and Delivery. This Amendment shall have been executed by each Obligor and the Purchasers party hereto (constituting the Required Holders).

(b)No Default. Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof.

(c)    Representations and Warranties. All representations and warranties of the Obligors contained herein, in the Note Purchase Agreement and the Notes shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made
For the purpose of determining compliance with the conditions specified in this Section 3, each Purchaser that has signed this Amendment shall be deemed to have accepted, and to be satisfied with, each matter required under this Section 3.

SECTION 4.REPRESENTATIONS AND WARRANTIES. Each Obligor, by signing below, hereby represents and warrants to the Purchasers that:
(a)such Obligor has the legal power and authority to execute and deliver this Amendment;
(b)the officer executing this Amendment on behalf of such Obligor has been duly authorized to execute and deliver the same and bind such Obligor with respect to the provisions hereof;
(c)the execution and delivery hereof by such Obligor and the performance and observance by such Obligor of the provisions hereof do not violate or conflict with the charter, bylaws or equivalent documents of such Obligor or any law applicable to such Obligor or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Obligor;
(d)after giving effect to this Amendment, no Default or Event of Default exists under the Note Purchase Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;
(e)to its knowledge, as of the date hereof, such Obligor does not have any claim or offset against, or defense or counterclaim to, any obligations or liabilities of such Obligor under the Note Purchase Agreement or any Notes;
(f)this Amendment constitutes a valid and binding obligation of such Obligor in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and
(g)each of the representations and warranties set forth in Article 5 of the Note Purchase Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

SECTION 5.CONTINUING EFFECT. Except as expressly amended, waived or modified hereby, the Note Purchase Agreement shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment, waiver or modification of any provision of the Note Purchase Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of any Obligor that would require an amendment, waiver or consent of the Purchasers except as expressly stated herein, or be construed to indicate the willingness of the Purchasers to further amend, waive or modify any provision of the Note Purchase Agreement amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this Amendment, the Note Purchase Agreement and the Notes are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Purchaser reserves all of its rights, remedies, powers and privileges under the Note Purchase Agreement, the Notes, applicable law and/or equity. Any reference to the “Note Purchase Agreement” in any Note or any related documents shall be deemed to be a reference to the Note Purchase Agreement as amended by this Amendment.

SECTION 6.GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Obligors and the Purchasers, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties. The execution and delivery of this Amendment by any Purchaser shall be binding upon its successors and assigns and shall be effective as to any Notes assigned to it after such execution and delivery.

SECTION 8.ENTIRE AGREEMENT. This Amendment, the Note Purchase Agreement and the Notes represent the entire agreement of the Obligors and the Purchasers, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Purchaser relative to the subject matter hereof not expressly set forth or referred to herein or in the Note Purchase Agreement or the Notes.

SECTION 9.COUNTERPARTS. This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Amendment may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.

SECTION 10.HEADINGS. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.
Lincoln Electric Holdings, Inc.

By	/s/ Christopher L. Mapes
Name: Christopher L. Mapes
Title: Chairman, President and Chief Executive Officer

The Lincoln Electric Company

By	/s/ Jennifer I. Ansberry
Name: Jennifer I. Ansberry
Title: Executive Vice President, General Counsel and Secretary

Lincoln Electric International Holding Company

By	/s/ Vincent K. Petrella
Name: Vincent K. Petrella
Title: Treasurer

J.W. Harris Co., Inc.

By	/s/ Jennifer I. Ansberry
Name: Jennifer I. Ansberry
Title: Secretary

Lincoln Global, Inc.

By	/s/ Daniel McMillin
Name: Daniel McMillin
Title: Treasurer

Techalloy, Inc.

By	/s/ Jennifer I. Ansberry

Name: Jennifer I. Ansberry
Title: Secretary

Wayne Trail Technologies, Inc.

By	/s/ Matthew Jay Shannon
Name: Matthew Jay Shannon
Title: Treasurer

ALLIANZ LIFE INSURANCE COMPANY OF NORTH AMERICA
By: Allianz Global Investors U.S. LLC

By	/s/ Charles Dudley
Name: Charles Dudley
Title: Managing Director

AMERICAN GENERAL LIFE INSURANCE COMPANY, as a Purchaser
NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA, as a Purchaser

By:	AIG Asset Management (U.S.), LLC, an investment adviser

By	/s/ Jason Young
Name: Jason Young
Title: Vice President

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), as a Purchaser

By	/s/ Michael J. Tiberii
Name: Michael Tiberii
Title: Managing Director

JOHN HANCOCK LIFE INSURANCE COMPANY OF NEW YORK, as a Purchaser

By	/s/ Michael J. Tiberii
Name: Michael Tiberii
Title: Managing Director

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY, as a Purchaser

By	/s/ Michael J. Tiberii
Name: Michael Tiberii
Title: Managing Director

MANULIFE (INTERNATIONAL) LIMITED,
as a Purchaser

By	/s/ Gerald Posthuma
Name: Gerald Posthuma
Title: Chief Investment Officer, Asia, General Account Investments

MANUFACTURERS LIFE REINSURANCE LIMITED, as a Purchaser

By	/s/ Tatsuya Oshiro
Name: Tatsuya Oshiro

Title:	Co-Head of Investments, Manulife General Account Investments (Singapore) Pte. Ltd. as investment manager of Manufacturers Life Reinsurance Limited

METROPOLITAN LIFE INSURANCE COMPANY
by MetLife Investment Management, LLC, Its Investment Manager

METROPOLITAN LIFE INSURANCE COMPANY, on behalf of its Separate Account 733 by MetLife Investment Management, LLC, Its Investment Manager

By	/s/ Jennifer Potenta
Name: Jennifer Potenta

Title:	Authorized Signatory

BRIGHTHOUSE LIFE INSURANCE COMPANY
by MetLife Investment Management, LLC, Its Investment Manager

By	/s/ Jason Rothenberg
Name: Jason Rothenberg

Title:	Authorized Signatory

ERIE FAMILY LIFE INSURANCE COMPANY
by MetLife Investment Management, LLC, Its Investment Manager

By	/s/ Judith A. Gulotta
Name: Judith A. Gulotta

Title:	Authorized Signatory

EMPLOYERS REASSURANCE CORPORATION
by MetLife Investment Management, LLC, Its Investment Adviser

By	/s/ Frank O. Monfalcone
Name: Frank O. Monfalcone

Title:	Authorized Signatory

PROTECTIVE LIFE INSURANCE COMPANY,
as a Purchaser

By	/s/ Philip E. Passafiume
Name: Philip E. Passafiume

Title:	Director, Fixed Income

STATE FARM LIFE INSURANCE COMPANY,
as a Purchaser

By	/s/ Jeffrey Attwood
Name: Jeffrey Attwood

Title:	Investment Professional

By	/s/ Rebekah L. Holt
Name: Rebekah L. Holt

Title:	Investment Professional

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY,
as a Purchaser

By	/s/ Jeffrey Attwood
Name: Jeffrey Attwood

Title:	Investment Professional

By	/s/ Rebekah L. Holt
Name: Rebekah L. Holt

Title:	Investment Professional

STATE FARM INSURANCE COMPANIES EMPLOYEE RETIREMENT TRUST,
as a Purchaser

By	/s/ Jeffrey Attwood
Name: Jeffrey Attwood

Title:	Investment Professional

By	/s/ Rebekah L. Holt
Name: Rebekah L. Holt

Title:	Investment Professional

THRIVENT FINANCIAL FOR LUTHERANS,
as a Purchaser

By	/s/ Martin Rosacker
Name: Martin Rosacker

Title:	Managing Director